UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 11, 2008

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On February 11, 2008, Westmoreland Partners, a wholly-owned subsidiary of the Company, signed an agreement with The Prudential Insurance Company of America and Prudential Investment Management, Inc. to refinance the Roanoke Valley Energy Project Units 1 & II.

The refinancing provides for approximately $111 million of fixed rate term debt with interest rates varying from 6.0% to 11.42%. Required amortization for the fixed rate term debt is $29.1 million in 2008, $22.3 million in 2009, $9.4 million in 2010, $8.0 million in 2011 and $1.2 million in 2012. The term debt will be fully amortized before the end of 2015.

The refinancing also provides for approximately $11.5 million in floating rate debt with a final maturity no later than January 31, 2011.

The Company will receive a $5 million cash distribution from ROVA as part of the refinancing.

The transaction is expected to close in approximately 30 days.

On February 12, 2008, the Company issued a press release announcing it had entered into the refinancing arrangements. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                 Exhibit 99.1 - Press release dated February 12, 2008

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: February 15, 2008	By: /s/ David J. Blair
David J. Blair
Chief Financial Officer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 12, 2008